UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 30, 2008

SIMON WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21878	04-3081657
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

5200 WEST CENTURY BOULEVARD, LOS ANGELES, CA	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 417-4660

No change since last report

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 30, 2008, J. Anthony Kouba resigned from his positions as Chief Executive Officer and Director of Simon Worldwide, Inc., effective as of the close of business on September 30, 2008.

The Board of Directors of the Company elected Greg Mays to serve as the Company’s Chief Executive Officer, effective October 1, 2008.  Mr. Mays, 62, will continue to serve as the Company’s chief financial officer, a position he has held since May 2003. Mr. Mays is a consultant and private investor. Throughout his career, Mr. Mays has held numerous executive and financial positions, most recently as chairman of the board of Wild Oats Markets, Inc. from July 2006 to August 2007. Mr. Mays also served as executive vice president-finance and administration of Ralphs Grocery Company from 1995 to 1999. Mr. Mays also serves on the Board of Directors of Source Interlink Companies, Inc. and The Great Atlantic & Pacific Tea Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMON WORLDWIDE, INC.

By:	/s/ Terrence Wallock
Terrence Wallock
Secretary and General Counsel

Dated: October 1, 2008